Exhibit 99.1

Sonder Holdings Inc. Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q

May 29, 2025

SAN FRANCISCO, May 29, 2025 (GLOBE NEWSWIRE) -- Sonder Holdings Inc. (NASDAQ: SOND) (“Sonder” or the “Company”) today announced that it received a deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on May 23, 2025 (the "Notice"). The Notice indicated that the Company continues to not be in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Q1 2025 Form 10-Q”), as described more fully in the Company's Form 12b-25 Notification of Late Filing (the “Form 12b-25”) filed with the Securities and Exchange Commission (the "SEC") on May 15, 2025. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

The Company previously received a notice on April 24, 2025 from Nasdaq (the “Previous Notice”) notifying the Company that it no longer complied with the Listing Rule due to the Company’s delinquency in filing the Annual Report on Form 10-K for the annual period ended December 31, 2024 (the “2024 Form 10-K”).

In accordance with Nasdaq’s listing rules, the Company has 60 calendar days from the Previous Notice to submit a plan to regain compliance with the Listing Rule. Following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the due date of the 2024 Form 10-K, or until October 13, 2025, for the Company to regain compliance. The Company intends to submit a compliance plan to Nasdaq and take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.

As previously disclosed, the filing of the Q1 2025 Form 10-Q was delayed due to the matters described in the Form 12b-25, including to allow the Company sufficient time to complete its customary accounting and internal control processes and procedures. While the Company can provide no assurances as to timing, the Company will continue to work diligently to complete and file the 2024 Form 10-K and the Q1 2025 Form 10-Q as soon as practicable.

About Sonder

Sonder is a leading global brand of premium, design-forward apartments and intimate boutique hotels serving the modern traveler. Launched in 2014, Sonder offers inspiring, thoughtfully designed accommodations and innovative, tech-enabled service combined into one seamless experience. Sonder properties are found in prime locations in over 41 cities, spanning nine countries and three continents. The Sonder app gives guests control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

To learn more, visit www.sonder.com or follow Sonder on Instagram, LinkedIn or X.

Download the Sonder app on Apple or Google Play.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s plans and expectations about the completion and filing of the periodic reports, its submission of a plan to regain compliance with respect to the Listing Rule, and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to, uncertainties about the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, the duration of any extension that may be granted by Nasdaq, the potential inability to meet Nasdaq’s requirements, the Company’s preparation of the periodic reports and the related financial statements, the possibility of additional delays in the filing of the periodic reports, and the other risks and uncertainties described in the Company’s SEC reports and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts

Media:
press@sonder.com

Investor:
ir@sonder.com